UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2016

The Boston Beer Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, Massachusetts		02210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(617) 368-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a) Retirement of William F. Urich

On February 10, 2016, William F. Urich advised the Board of Directors of the Company that he will retire from his position of Treasurer and Chief Financial Officer effective as of the close of business on February 19, 2016. In August 2015, Mr. Urich had informed the Company that he intended to retire at an undetermined time in 2016, as reported in a Current Report on Form 8-K filed by the Company on August 12, 2015. Mr. Urich, 59, was appointed Treasurer and Chief Financial Officer of the Company in September 2003.

(b) Appointment of Frank H. Smalla as Treasurer and Chief Financial Officer

On February 10, 2016, the Company appointed Frank H. Smalla, 50, to the position of Treasurer and Chief Financial Officer, effective as of the close of business on February 19, 2016. As reported in a Current Report on Form 8-K filed by the Company on December 18, 2015, Mr. Smalla joined the Company as Senior Vice President, Finance on January 4, 2016, with the understanding that he would be appointed Treasurer and Chief Financial Officer upon Mr. Urich’s retirement. There are no changes to the compensation of Mr. Smalla, as reported in the December 18, 2015 Current Report on Form 8-K, in connection with this appointment.

(c) Named Executive Officer Bonuses and Salaries

At its meeting on February 9, 2016, the Compensation Committee of the Company’s Board of Directors approved the payment of bonuses earned in 2015 for President and Chief Executive Officer Martin F. Roper, Chairman C. James Koch, and the other Named Executive Officers of the Company, namely Mr. Urich, Chief Sales Officer John C. Geist, Vice President, Brand Development Robert P. Pagano, and Vice President, Operations Thomas W. Lance. The Committee approved bonuses of:

$93,960 for Mr. Roper, or 15% of his potential base bonus, and 0% of his Stretch Goals;
$81,000 for Mr. Koch, or 20% of his potential bonus;
$146,250 for Mr. Urich, or 65% of his potential bonus;
$85,500 for Mr. Geist, or 38% of his potential bonus;
$69,615 for Mr. Pagano, or 39% of his potential bonus; and
$48,880 for Mr. Lance, or 26% of his potential bonus;

Additionally, the Compensation Committee awarded Mr. Urich a discretionary bonus of $150,000 in recognition of his contributions and achievements throughout the 2015 Fiscal Year, particularly with respect to his management of the Company’s Boston operational team. The Compensation Committee also deducted 10% of Mr. Lance’s bonus earnings, or $4,888, due to brewery processing errors, for a total bonus of $43,992.

The Committee also approved 2016 base salaries for its Named Executive Officers of:

$783,000 for Mr. Roper, a 0% increase from his 2015 base salary;
$405,000 for Mr. Koch, a 0% increase from his 2015 base salary;
$464,000 for Mr. Urich, a 3.1% increase from his 2015 base salary;
$357,000 for Mr. Pagano, a 0% increase from his 2015 base salary; and
$376,000 for Mr. Lance, a 0% increase from his 2015 base salary.

The increase in Mr. Urich’s salary is for the period from January 1, 2016 through February 19, 2016. Mr. Pagano’s and Mr. Lance’s salaries are for the period from January 1, 2016 through March 31, 2016.

Item 8.01 Other Events.

Amendment to Compensation Committee Charter

On February 10, 2016, the Board of Directors voted to amend the Charter of the Compensation Committee, a copy of which is posted on the Company’s investor relations website at www.bostonbeer.com.

Increase in Aggregate Expenditure Limit to Stock Repurchase Program

On February 10, 2016, the Board of Directors authorized an increase in the aggregate expenditure limit for the Company’s stock repurchase program by $50.0 million, thereby increasing the limit from $525.0 million to $575.0 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

February 12, 2016	By:	/s/ William F. Urich

Name: William F. Urich
Title: Chief Financial Officer